Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.Registration Statement (Form S-3 No. 333-258470) of S&T Bancorp, Inc. and subsidiaries pertaining to the automatic shelf registration filed August 5, 2021,
2.Registration Statement (Form S-3 No. 333-156555) of S&T Bancorp, Inc. and subsidiaries pertaining to the Dividend Reinvestment and Stock Purchase Plan,
3.Registration Statement (Form S-8 No. 333-194083) of S&T Bancorp, Inc. and subsidiaries pertaining to the 2014 Incentive Plan filed on February 21, 2014,
4.Registration Statement (Form S-8 No. 333- 258482) of S&T Bancorp, Inc. and subsidiaries pertaining to the 2021 Incentive Plan filed on August 5, 2021, and
5.Registration Statement (Form S-8 No. 333-156541) of S&T Bancorp, Inc. and subsidiaries pertaining to the Thrift Plan for Employees of S&T Bank;

of our reports dated February 24, 2023, with respect to the consolidated financial statements of S&T Bancorp, Inc. and subsidiaries and the effectiveness of internal control over financial reporting of S&T Bancorp, Inc. and subsidiaries included in this Annual Report (Form 10-K) of S&T Bancorp, Inc. and subsidiaries for the year ended December 31, 2022.

/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
February 24, 2023